Exhibit 32.1

18 U.S.C. Section 1350 CERTIFICATIONS

Stanley Wu and LeLiang Zhang, being the Chief Executive Officer and Chief Financial Officer, respectively, of Intra-Asia Entertainment Corporation, hereby certify as of this 21st day of June, 2006, that the Form 10-QSB for the quarter ended March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Intra-Asia Entertainment Corporation

DATE: June 21, 2006	/s/ Stanley Wu
Stanley Wu, Chief Executive Officer

DATE: June 21, 2006	/s/ LeLiang Zhang
LeLiang Zhang, Chief Financial Officer